EXHIBIT 10.12

LEASE AGREEMENT

THIS AGREEMENT is entered into on May 13th,1999, BETWEEN:

ZONA FRANCA METROPOLITANA, S.A., a corporation organized and existing according to the laws of the Republic of Costa Rica, domiciled in Barreal de Heredia, bearer of the corporate identification number three - one, zero, one - zero, eight, zero, six, five, three - zero, four, registered in the Public Registry, Mercantile Section, volume four hundred fifty nine, page two hundred twenty one, entry one hundred ninety eight, herein represented by its universal proxy JORGE MANUEL BRENES RAMIREZ, identification number four-zero nine two-five five two, with power of attorney registered in the Mercantile Section of the Public Registry at volume one thousand and twelve, page one hundred and sixty nine, entry two hundred and sixty, (hereinafter referred to, for the purposes of this Agreement, as the OWNER).

OF THE FIRST PART

and McGhan Medical, Corporation, a corporation organized and existing according to the laws of United States of America, domiciled at Santa Barbara, California, herein represented by its President/CEO, with full power of attorney, C. SCOTT ESCHBACH, of legal age, married, resident of Nevada, bearer of the United States passport number one hundred and fifty million two hundred and thirty thousand six hundred and seventy one, (hereinafter referred to, for the purposes of this agreement, as the LESSEE).

CONFIDENTIAL

[SEAL OF McGHAN MEDICAL CORPORATION

PROPRIETARY INFORMATION]

ZURCHER, MONTOYA AND ZURCHER

Attorneys

OF THE SECOND PART

WHEREAS

First:            OWNER was awarded the development and construction of a Free Zone in Barreal de Heredia, known as ZONA FRANCA METROPOLITANA, in accordance with Law No. 6695 of December 10, 1981 (Law of Processing Export Zones and Industrial Parks) as amended by Law No. 6951 of February 14, 1984, Law No. 6999 of August 3, 1985 and its regulations, Executive Decree No. 16168 H- amended by Law No. 6951 of February 14, 1984, Law No. 6999 of August 3, 1985 and its regulations, Executive Decree No. 16168 HMEIC of April 5, 1985 and Executive Decree No. 18496 H-MEIC of September 27, 1988. All the above is also in conformance with the Law No. 7210 (Law of Free Trade Zone Regimes) of November 22, 1990.

Second:        OWNER has built industrial units and office units in ZONA FRANCA METROPOLITANA, to be leased or sold to companies establishing operation in such Free Zone.

Third:           LESSEE is a business entity dedicated to medical devices manufacturing.

Fourth:         OWNER wishes to lease an office area to LESSEE, and LESSEE wishes to lease such office area from OWNER.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements contained herein, which each of the parties hereto acknowledges is sufficient consideration, the parties hereto do hereby agree to enter into a lease contract, which shall be regulated by law number 7527 of August 17, 1995, and subject to the following clauses:

DEFINITIONS - For the purpose of this Agreement, the following definitions apply:

a)	Lease:	The present lease agreement.
b)	Leased Premises	The premises described in Clause 2 of this Lease.
c)	Security Deposit:	The deposit referred to in Clause 4.
d)	OWNER:	Zona Franca Metropolitana, S.A.
e)	LESSEE:	McGhan Medical, Corporation
f)	Dollars:	Currency of legal tender of the United States of America.

CLAUSE 1.-          Objective.

OWNER agrees to lease to LESSEE, and LESSEE agrees to lease from OWNER, an office area in Barreal de Heredia, within Metro Free Zone.

CLAUSE 2.-          Description of the Leased Premises.

The Leased Premises are described as follows:

a)                   The leased premises are located within Metro Free Zone, in lot 1E.

b)                  The Leased Premises will include an office and service area of four thousand two hundred and nineteen square feet (4,219.00 Sq. Ft.), and a warehouse area of sixteen thousand and thirty eight square feet (16,038.00 Sq. Ft.) for a total area of twenty thousand two hundred and fifty seven square feet (20,257.00 Sq. Ft.). The exact dimensions are shown in the copy of the blueprints delivered on this date to LESSEE by OWNER, which both parties expressly declare to know and accept.

c)                   The Leased Premises include: In the office and services area: Mineral fiber dropped ceiling, light fixtures, terrace tile floor, internal partitions, two (2) bathrooms with fixtures and a central air conditioning system. In the warehouse area: Loading dock with two (2) curtain type steel gates, reinforced industrial floor, light fixtures, two bathroom areas with complete fixtures and internal partitions for offices, parking area and a set of three (3) electricity transformers.

d)                   Maintenance and repair of the central air conditioning system and of the three (3) electricity transformers corresponds to LESSEE.

e)                   All fire protection equipment and systems required for LESSEE’s production process, according to the Costa Rican Construction Code, are the responsibility of LESSEE.

f)                     OWNER will make available the Leased Premises to LESSEE, for occupation by LESSEE, by June 1st ., 1999.

CLAUSE 3. -         Use of the Facilities. -

a)                   Uses. -  LESSEE is permitted to perform in the Leased Premises Type 1 industrial processes, as defined in the Regulations of the National Institute of Housing and Urbanization, and storage of raw material and finished products. Lease is not permitted to dedicate the Leased Premises to industrial processes that generate contamination incompatible with existing sewer systems or that require special safety measures.

b)                   Sewers. -  The Leased Premises are connected to a sewer system in use, which LESSEE declares to know. LESSEE shall not use the system to dispose of any non-conforming materials or any other inconsistent use that does not conform with the system’s specification or limitations.

c)                   Insurance. -  LESSEE is solely responsible for obtaining and paying any insurance policy required for its manufacturing operations and equipment. OWNER shall provide insurance coverage for the Leased Premises only.

d)                   Internal Regulation. -  LESSEE declares to know and accept the terms and conditions contained in the Zona Franca Metropolitana Internal Regulations, which shall be considered an integral part of this Lease; therefore, LESSEE is required to comply with all dispositions contained therein. If LESSEE does not comply with any of the said dispositions, such actions will amount to a breach of this Lease.

e)                   Modification. -  The specific use of the Leased Premises shall not be modified without prior written consent from OWNER. In such case, OWNER shall not unreasonably delay or withhold this consent. The use and exploitation of the Leased Premises by LESSEE and compliance with its provisions and regulations shall be the sole responsibility of LESSEE.

CLAUSE 4. -         Lease Rates. -

a)                   The rental rate for the Leased Premises is the sum of EIGHT THOUSAND Dollars (US$ 8,000.00) per month starting June 1st.., 1999.

b)                   The rental rate is subject to an annual increase equivalent to six percent (6.00%) starting June 1st., year 2001.

c)                   LESSEE agrees to pay in dollars.

CLAUSE 5. -         Form of Payment. -

a)                   The agreed monthly rent shall be paid in advance during the first five (5) days of each month. Therefore, any delay in such payment shall give OWNER the right to enact eviction proceedings and demand the return of the Leased Premises. In addition, any delay in rent payment shall cause the collection of interests on the unpaid rent at a rate of three percent (3%) per month; such interests to be calculated from the date the monthly rent was due, until its effective payment; all without prejudice of any other legal action provided by law.

b)                   All payments must be made at the offices of the OWNER, or by means of a deposit in the bank account of the OWNER, as indicated to LESSEE in due time.

CLAUSE 6. -         Security Deposit.

a)                   The Security Deposit is equivalent to six (6) months of rent, which is today equivalent to the sum of FORTY EIGHT THOUSAND Dollars to be paid by LESSEE to OWNER upon the signature of this lease agreement.  In the event this Lease is renewed, the Security Deposit shall be immediately renewed, and adjusted so that it is equivalent to six (6) months of rent at that date.

b)      The Security Deposit shall be used as indemnity by OWNER, in the following cases:

1)                   In case any material damage is caused by LESSEE to the Leased premises.

2)                   To pay for any monthly rent not paid by LESSEE.  OWNER reserves the right of imputing the Security Deposit, but is not obligated to apply such deposit to unpaid rents; therefore, the existence of the deposit will never preclude the OWNER from undertaking eviction proceedings against the LESSEE due to non-payment of rent owed.

3)                   To cover any amount owed by LESSEE to OWNER derived from this contract.

c)                   In case OWNER uses the Security Deposit, or any part thereof, to cover any of the cases above established, LESSEE has the obligation to replenish said deposit within eight (8) natural days following written notice given by OWNER, so that this Lease be will secured at all times by the full amount of the Security Deposit agreed upon herein.

d)                   In the event that LESSEE does not replenish the deposit within the term above established, OWNER is hereby expressly authorized by LESSEE to take from the payment rendered by LESSEE for the next month’s rent, the amount necessary to fully replenish the Security Deposit.  If that is the case, LESSEE shall remain liable for the full amount of that month’s rent that was applied to replenishing the deposit.  OWNER has the right to enact eviction proceedings against LESSEE and to demand the return of the Leased Premises due to non payment of the monthly rent due.

e)                   If OWNER does not use the deposit, or part thereof, to cover any of the cases above established or others established in this agreement, OWNER has the obligation to return the remaining balance to LESSEE within eight (8) natural days from the expiration of the lease term established in Clause 7 herein, once proof of payment of last month’s utilities has been given to OWNER.

CLAUSE 7. -                           Lease Term. -

The term of this Lease is five (5) years as of June 1st., 1999.  The term of the agreement shall be renewed for an additional (5) year term unless LESSEE or OWNER notices in written to the other party its desire not to renew the term of the Lease Agreement, at least ninety (90) days prior to the termination of the original term.  The renewal of the term will only proceed if LESSEE is in full compliance with its obligations under this Lease and under the Services Agreement signed among OWNER and LESSEE today.  The terms and conditions of the Lease Agreement when renewed will be the same established for the Lease Agreement during the original term except for the Lease Rate.

CLAUSE 8. -         Modification and Improvements. -

All modifications and/or improvements to be executed to the Leased Premises must have prior written consent from the OWNER, who shall not unreasonably delay or withhold such consent.  OWNER'S omission to answer in written, to LESSEE’S written request to execute modifications and/or improvements, within a term of forty eight (48) hours after receiving such written request, shall be interpreted as an authorization to LESSEE to perform the requested modifications and/or improvements to the Leased Premises.  OWNER is not obligated to pay any amount therefrom either to LESSEE or to third parties.  At the termination of the Lease, LESSEE shall be allowed to remove all modifications or improvements, as long as the building is returned thereafter in the same condition as delivered to LESSEE; reasonable wear and tear is accepted.  OWNER is fully entitled to appoint supervisors to inspect the execution of such  improvements.  In any event, LESSEE is responsible for obtaining the necessary permits to execute any authorized modifications or improvements (OWNER will cooperate if so requested by LESSEE).  For the purpose of this clause, major modifications and improvements are those which require structural changes.

CLAUSE 9. -         Maintenance and Repairs. -

a)                   LESSEE is required to cover the repair of damages caused by abnormal use of the Leased Premises and the repair of those damages incurred by the gross negligence or intentional misconduct of its officers, workers, or visitors, whether authorized or not.

b)                   OWNER shall be liable for other damages caused to the Leased Premises.

CLAUSE 10. -                    Inspections .-

OWNER shall have the right to inspect once a month, through its representatives, the Leased Premises upon reasonable notice to LESSEE, during LESSEE’S working days and working hours.  In emergency cases, OWNER shall have the right to inspect the Leased Premises at any time it considers necessary.

CLAUSE 11. -       Advanced Termination by Mutual Agreement. -

Both parties may agree on terminating the Lease at any time prior to the expiration of the lease term.  For this purpose, an addendum to the Lease will be signed by both parties, containing the conditions of such advanced termination.

CLAUSE 12. -       Advanced Termination by LESSEE. -

a)                   Both parties agree that in case LESSEE decides to advance terminate this Lease or if the Lease is terminated due to reasons imputable to LESSEE or if LESSEE terminates operations in the Leased Premises for any reason, in all of these cases, LESSEE shall forfeit the Security Deposit.

b)                   If at the time LESSEE leaves the Leased Premises, such premises show damages attributable to LESSEE that may prevent its regular use, then LESSEE will be obligated to both, cover the additional cost of the repairs necessary to return the Leased Premises to their original condition and pay the monthly rent that corresponds to the period of time required to carry out such repairs.  This period of time will be agreed upon by both parties before commencing the repairs.

CLAUSE 13. -       Limitations of Rights. -

a)                   LESSEE shall not be allowed to sell, sublease, assign, or by any means transfer its right to the Lease without the prior written consent from OWNER, who shall not unreasonably delay or withhold the consent.  Therefore, any act directed to such purpose shall be considered void and non enforceable against OWNER.  This Lease shall not give any goodwill right to LESSEE based on the development of the Leased Premises, since such right is expressly reserved for OWNER.

b)                   LESSEE shall not be able to consider, as part of the goodwill of its establishment, any of the rights derived from this Lease.  Consequently, at the termination of this Lease, either by advanced termination or by expiration of its term, LESSEE shall not have any action against OWNER arising from such rights, or for the exploitation of commercial, mercantile, or industrial rights.

CLAUSE 14. -                    Fiscal Value. -

For fiscal purpose, this Lease is valued at an amount equal to the Security Deposit established in Clause 6 herein.  The applicable legal stamps are paid by the OWNER and attached to his copy of the Lease.

CLAUSE 15. -       Totality of the Contract. -

This contract contains the totality of the agreements between the parties, and includes all the discussions and previous agreements between them.  Any modification or extension of this Lease must be registered in writing and with the approval of both parties.

CLAUSE 16. -       Notifications. -

Any notification or delivery of documents required or authorized to be sent from one party to the other, must be delivered in writing to the main offices of each party as follows:

To OWNER:	At its offices in Barreal de Heredia.

Copy to:	Zurcher, Montoya & Zurcher Law Offices. Attention: Harry
Zurcher Esq. San Jose, Costa Rica, Calle 1, Avenida 11,
Numero 959

To LESSEE:	At its Offices within Zona Franca Metropolitana

CLAUSE 17. -       Rescission. -

The breach or non compliance by any of the parties of one or several of the obligations contained in this Lease shall give the other party the right to rescind or terminate it without liability.

CLAUSE 18. -       Recordation. -

Both parties are entitled to record this agreement before a Public Notary and/or authenticate its date and signatures, without notifying nor requiring the appearance of the other party.  The party requesting such recordation or authentication shall cover the corresponding expenses and fees.

IN WITNESS WHEREOF, both parties sign this document.

By:	By: /s/ C. Scott Eschbach

Title:	Title: President & CEO

ZONA FRANCA METROPOLITANA, S.A.	MCGHAN MEDICAL CORP.

(OWNER) /s/ [ILLEGIBLE]	(LESSEE)